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Exhibit 10.3

        CONFIDENTIAL TREATMENT REQUESTED
UNDER 17 C.F.R. §§ 200.80(b)4, AND 240.24

INITIAL COLLABORATION AGREEMENT

        THIS INITIAL COLLABORATION AGREEMENT ("Agreement") is made and entered into effective as of June 23, 2003 (the "Effective Date"), by and between Industrial Technology Research Institutes ("ITRI"), located at 195 Chung-Hsing Road, Sec. 4, Chutung, Hsinchu, Taiwan 310, R.O.C., and ISIS PHARMACEUTICALS, INC., having principal offices at 2292 Faraday Avenue, Carlsbad CA 92008 ("Isis"). ITRI and Isis each may be referred to herein individually as a "Party," or collectively as the "Parties."

        Isis will conduct the First Stage Research Plan to identify and initially develop antisense drugs to treat SARS. Isis and ITRI will negotiate an agreement for the continued development and commercialization of SARS antisense drugs identified under the First Stage Research Plan.

        The Parties agree as follows:

ARTICLE 1—DEFINITIONS

        Capitalized terms used in this Agreement have the meanings set forth in Appendix 1.

ARTICLE 2—
COLLABORATION

        Section 2.1    First Stage Research Plan. Isis' responsibilities for research and development under this Initial Collaboration Agreement are set forth in Appendix 2.1, the "First Stage Research Plan".

        Section 2.2    Future Collaboration Agreement. Isis and ITRI will negotiate in good faith to enter, no later than [***], an agreement for the continuation of SARS drug research and development beyond that described in the First Stage Research Plan, with consideration to be given to the terms attached as Appendix 2.2. Payments made by ITRI under Section 3.1 of this Initial Collaboration Agreement will be credited against the research payments due under the future Collaboration Agreement. To the extent necessary, the future Collaboration Agreement will be adjusted to account for work performed under the First Stage Research Plan of this Initial Collaboration Agreement.

        Section 2.3    Rights If Future Collaboration Agreement Not Consummated. If Isis and ITRI do not enter the future Collaboration Agreement described in Section 2.2, the Parties agree as follows; in addition to any rights obtained through this agreement that survive,

          2.3.1 Isis will provide to ITRI data on the SARS antisense inhibitors developed under the First Stage Research Plan, and will train ITRI scientists to use antisense target validation know-how, including RNAi technology, for research use only in ITRI laboratories. Information provided hereunder and generated by ITRI's antisense program may not be made commercially available by ITRI for non-research purposes. ITRI will be responsible for the cost of the training of ITRI's scientists pursuant to a plan and budget to be developed and agreed upon between Isis and ITRI.

          2.3.2 Isis will grant to ITRI or its Taiwanese designee the right to market and distribute an antisense SARS drug arising out of the First Stage Research Plan in Taiwan, provided that such drug is purchased from Isis or an Isis authorized manufacturer. Isis will provide to ITRI or its Taiwanese designee any data from the First Stage Research Plan required by ITRI or its Taiwanese designee to market and distribute such antisense SARS drug in Taiwan. If requested by ITRI prior to the completion of the First Stage Research Plan, Isis and ITRI will negotiate an agreement under which Isis will on reasonable terms and conditions (i) transfer to ITRI, for its sole use, technology to manufacture antisense drugs for SARS; and/or (ii) manufacture antisense SARS drugs that result from the First Stage Research Plan for the Taiwan Government for emergency use.

ARTICLE 3—
FINANCIAL PROVISIONS

        Section 3.1    Funding of the First Stage Research Plan.

          3.1.1 Initial Funding. ITRI will pay to Isis initial funding of [***] (U.S.) upon signing this Agreement.

          3.1.2 Milestone Payments by ITRI. ITRI will pay to Isis milestone payments as follows:

    [***] (U.S.) within [***] days of the receipt by ITRI of both Isis's invoice and the report concerning Isis's identification of an antisense drug which inhibits replication of SARS coronavirus in a cell-based assay, with an IC50 of less than [***] micromolar; and,

    [***] (U.S.) within [***] days of the receipt by ITRI of both Isis's invoice and the report concerning Isis's completion of its obligations under the First Stage Research Plan.

ARTICLE 4—
CONFIDENTIALITY

        Section 4.1    Disclosure and Use Restriction. All Confidential Information disclosed by one party to the other party hereunder shall be maintained in confidence by the receiving party and shall not be disclosed to a non-party or used for any purpose except as set forth herein without the prior written consent of the disclosing party, except to the extent that such Confidential Information:

          (a)   is disclosed to governmental or other regulatory agencies by either party in order to obtain patents or to gain approval to conduct clinical trials or to market antisense SARS drugs, but such disclosure may be only to the extent reasonably necessary to obtain patents or authorizations;

          (b)   is deemed necessary by either Party to be disclosed to sublicensees, agents, consultants, and/or other third parties for the development, manufacturing and/or marketing of antisense SARS drugs (or for such parties to determine their interest in performing such activities) in accordance with this Agreement on the condition that such third parties agree to be bound by the confidentiality obligations contained this Agreement, provided the term of confidentiality for such third parties shall be no less than [***] years; or

          (c)   is required to be disclosed by law or court order, or is required to be disclosed by regulation or order of a competent authority (including any regulatory or governmental body or department or securities exchange or court or tribunal), provided that notice is promptly delivered to the other party in order to provide an opportunity to challenge or limit the disclosure obligations.

        Section 4.2    Period of Confidentiality. The obligations with respect to maintaining the confidentiality of the Confidential Information provided under this Agreement shall be in effect for [***] years from the Effective date.

        Section 4.3    Press Releases. Press releases or other similar public communication by either Party relating to this Agreement, will be approved in advance by the other Party, which approval will not be unreasonably withheld or delayed, except for those communications required by law, disclosures of information for which consent has previously been obtained, and information of a similar nature to that which has been previously disclosed publicly with respect to this Agreement, each of which will not require advance approval, but will be provided to the other Party as soon as practicable after the release or communication thereof.

ARTICLE 5—
INTELLECTUAL PROPERTY

        Section 5.1    Intellectual Property Ownership. Ownership of inventions conceived or reduced to practice as part of the performance of this Agreement will be determined in accordance with the rules of inventorship under United States patent laws. [***] Either ITRI or Isis shall have the full right to use, make, license or otherwise dispose of its rights without prior consent of the other owner under such Joint Patents.

        Section 5.2    Access to Inventions. Isis grants to ITRI a non-exclusive, sublicensable, [***] license to any invention invented by Isis as part of the performance of this Agreement, such license solely to develop or commercialize, in [***] only, a SARS antisense drug arising out of the First Stage Research Plan. ITRI grants to Isis a non-exclusive, sublicensable, [***] license to any invention invented by ITRI as part of the performance of this Agreement, such license solely to develop or commercialize, [***], a SARS antisense drug arising out of the First Stage Research Plan.

        Section 5.3    Prosecution of Joint Patents. In general, Isis will have the first right to file, in both parties name, and at shared expense, to prosecute and maintain any Joint Patents. However, if either party elects not to pursue the filing, prosecution or maintenance of a Joint Patent in a specific country, or take any other action with respect to such Joint Patent that is necessary to establish or preserve rights thereto in that country, that party will so notify the other party promptly in writing and in good time to enable the other party to meet any deadlines by which an action must be taken to establish or preserve any rights in such Joint Patent in that country, and the other party will have the right to file, prosecute or maintain such Joint Patent, at its expense but in the joint names of both parties.

ARTICLE 6—
TERM AND TERMINATION

        Section 6.1    Term. Unless earlier terminated in accordance with the provisions of this Article 6, the term of this Agreement (the "Term") will commence upon the Effective Date and will continue until the completion of the First Stage Research Plan, and receipt by Isis of all payments due under Sections 3.1.1 and 3.1.2.

        Section 6.2    Termination for Material Breach. Either Party may terminate this Agreement if the other Party commits any other material breach of this Agreement and fails to cure such breach within 90 calendar days after receipt of written notice of such breach from the non-breaching Party (or, if such breach cannot be cured within such 90-day period, if the Party in breach does not diligently pursue cure of such breach). provided, however, that in the event of a good faith dispute with respect to the existence of a material breach, the 90-day cure period will be stayed until such time as the dispute is resolved. Termination for material breach is without prejudice to any rights or remedies otherwise available to the non-breaching Party.

        Section 6.3    Surviving Obligations. Articles 4, 5, 7, 8 and 9 and this Section 6.4 will survive expiration or termination of this Agreement for any reason.

        Section 6.4    Surviving Licenses. Licenses or sublicenses granted under Section 5.2 of this Agreement will survive expiration or termination of this Agreement for any reason.

ARTICLE 7—
INDEMNIFICATION

        Section 7.1    Indemnification. Each party is responsible for its own acts and omissions relating to this Agreement and any materials transferred in connection with this Agreement. Each party agrees to indemnify, defend, and hold each other harmless from and against any liability, damages, costs or expenses (including attorneys' fees) resulting from any claim, demand, loss, injury, or liability of any kind or nature arising from its (a) breach of this Agreement; or (b) negligent or intentionally tortious acts or omissions in connection with the performance of this Agreement.

ARTICLE 8—
WARRANTIES

        Section 8.1    DISCLAIMER OF WARRANTY. ISIS MAKES NO REPRESENTATIONS AND GRANTS NO WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND ISIS SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

ARTICLE 9—
MISCELLANEOUS

        Section 9.1    Assignment. Without the prior written consent of the other Party hereto, neither Party will transfer or assign this Agreement or any of its rights or duties hereunder; provided, however, that Isis may assign or transfer this Agreement or any of its rights or obligations hereunder without the consent of ITRI to any third party with which it has merged or consolidated, or to which it has transferred all or substantially all of its assets to which this Agreement relates.

        Section 9.2    Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable by a court of competent jurisdiction, all remaining portions shall remain in full force and effect.

        Section 9.3    Governing Law. This Agreement will be governed by and construed in accordance with the laws of New York without reference to any rules of conflicts of laws.

        Section 9.4    Notices. All notices or other communications that are required hereunder will be in writing and sent by facsimile (and confirmed by overnight courier), or sent by internationally-recognized overnight courier, addressed as follows:

        If to ITRI, to:

    Industrial Technology Research Institutes
    195 Chung-Hsing Road, Sec. 4
    Chutung, Hsinchu, Taiwan 310, R.O.C

    Attention: Dr. Chungcheng Liu
    Facsimile: 886-03-5820445

        If to Isis, to:

    Isis Pharmaceuticals, Inc.
    2292 Faraday Avenue
    Carlsbad, California 92008
    Attention: Executive Vice President
    Facsimile: (760) 603-4650

    with a copy to:

    Attention: General Counsel
    Facsimile: (760) 268-4922

        Each Party may change its address, addressee or other information by written notice to the other Party as provided above. Any notice or communication will be deemed to have been given (i) when sent, if by facsimile on a business day, or (ii) on the second business day after dispatch, if sent by courier.

        Section 9.5    Entire Agreement; Modifications. This Agreement sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and supercedes all prior agreements, whether written or oral. Any amendment or modification to this Agreement must be duly executed by authorized representatives of both Parties.

        Section 9.6    Construction. Appendices to this Agreement, or added hereto according to the terms of this Agreement, are part of this Agreement.

        IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

INDUSTRIAL TECHNOLOGY RESEARCH INSTITUTE		ISIS PHARMACEUTICALS, INC.
Signed By:	/s/ JOHNSEE LEE, PH.D Johnsee Lee, Ph.D Executive Vice President of ITRI and General Director of BMEC	Signed By:	/s/ STANLEY T. CROOKE, M.D., PH.D. Stanley T. Crooke, M.D., Ph.D. CEO

APPENDIX 1
Definitions

        "Confidential Information" means any and all information and data, including without limitation all scientific, preclinical, clinical, regulatory, manufacturing, marketing, financial and commercial information and data, whether communicated in writing or orally or by any other method, which is provided by one party to the other party in connection with this Agreement, unless such information

  (a)
  was already known to the receiving Party, other than under an obligation of confidentiality or non-use, at the time of disclosure to such receiving Party;

  (b)
  is properly in the public domain;

  (c)
  became generally available or known to parties reasonably skilled in the field to which such information or know-how pertains, or otherwise became part of the public domain, after its disclosure to such receiving Party through no fault of the receiving Party;

was independently discovered or developed prior to disclosure by such receiving Party, as evidenced by their written records, without the use of Confidential Information belonging to the Party that Controls such information and know-how.

        "First Stage Research Plan" means the Parties' initial development plan for antisense SARS drugs, as set forth in Appendix 2.1.

        "Joint Patent" has the meaning set forth in Section 5.1.

APPENDIX 2.1
FIRST STAGE RESEARCH PLAN

[***]

APPENDIX 2.2
Taiwan
SARS Research and Development Collaboration Term-Sheet

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INITIAL COLLABORATION AGREEMENT